Exhibit 10.49

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $128,000.00	Issue Date: October 22, 2020
Purchase Price: $128,000.00

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ELECTROMEDICAL TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of REDSTART HOLDINGS CORP., a New York corporation, or registered assigns (the “Holder”) the sum of $128,000.00 together with any interest as set forth herein, on October 22, 2021 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of ten percent (10%)(the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.00001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the “Purchase Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1            Conversion Right. The Holder shall have the right from time to time, and at any time during the period beginning on the date of issuance of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III), each in respect of the remaining outstanding amount of this Note to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable conversion price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.2            Conversion Price. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein)(subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 1.0 minus the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). “Market Price” shall equal the average of the lowest three (3) daily VWAPs over the fifteen (15) consecutive Trading Days immediately preceding the date on which the Market Price is being determined. “VWAP” shall mean the daily dollar volumeweighted average sale price for the Common Stock on the Principal Market on any particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions or, if the foregoing does not apply, the dollar volumeweighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTCBB or the "pink sheets" by the National Quotation Bureau, Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the holder of the Note. All such determinations of VWAP shall to be appropriately and equitably adjusted in accordance with the provisions set forth herein for any stock dividend, stock split, stock combination or other similar transaction occurring during any period used to determine the Market Price (or other period utilizing VWAPs). “Trading Day” shall mean a day on which there is trading on the Principal Market. “Principal Market” shall mean the OTCBB or such other principal market, exchange or electronic quotation system on which the Common Stock is then listed for trading. “Applicable Percentage” shall mean 35%.

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1.3            Authorized Shares. The Borrower covenants that during the period theconversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved six times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation set forth in Section 1.1 is not in effect)(based on the Variable Conversion Price of the Note (as defined in Section 1.2) from time to time, initially 2,171,014 shares)(the “Reserved Amount”). The Reserved Amount shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Variable Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

1.4            Method of Conversion.

(a)            Mechanics of Conversion. As set forth in Section 1.1 hereof, from time totime, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

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(b)               Surrender of Note Upon Conversion. Notwithstanding anything to thecontrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c)               Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d)               Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

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(e)             Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

1.5           Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement).

Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of this Note shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel from Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Company does not reasonably accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

1.6           Effect of Certain Events.

(a)             Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

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(b)             Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Variable Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)                Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

1.7            Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time during the periods set forth on the table immediately following this paragraph (the “Prepayment Periods”) or as otherwise agreed to between the Borrower and the Holder, the Borrower shall have the right, exercisable on not more than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.7. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Borrower (which shall direction to be sent to Borrower by the Holder at least one (1) business day prior to the Optional Prepayment Date). If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash equal to the percentage (“Prepayment Percentage”) as set forth in the table immediately following this paragraph opposite the applicable Prepayment Period, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Section 1.4 hereof (the “Optional Prepayment Amount”).

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Prepayment Period	Prepayment Percentage
1. The period beginning on the Issue Date and ending on the date which is one hundred fifty (150) days following the Issue Date.	123%
2. The period beginning on the date that is one hundred fifty-one (151) days from the Issue Date and ending one hundred eighty (180) days following the Issue Date.	129%

After the expiration of the Prepayment Periods set forth above, the Holder may submit an Optional Prepayment Notice to the Holder. Upon receipt by the Holder of the Optional Prepayment Notice post Prepayment Periods, the prepayment shall be subject to the Holder’s and the Borrower’s agreement with respect to the applicable Prepayment Percentage.

Notwithstanding anything contained herein to the contrary, the Holder’s conversion rights herein shall not be affected in any way until the Note is fully paid (funds received by the Holder) pursuant to an Optional Prepayment Notice.

ARTICLE II. CERTAIN COVENANTS

2.1            Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1            Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

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3.2           Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

3.3           Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4           Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5           Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6           Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7           Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8           Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

3.9           Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10         Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

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3.11         Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.12         Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.13         Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note upon a Trading Market Prepayment Event pursuant to Section 1.7 or upon acceleration), 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.12, 3.13, and/or 3.14 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Variable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

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If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Variable Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1           Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

ELECTROMEDICAL TECHNOLOGIES, INC.

16561 N. 92nd Street, Suite 101

Scottsdale, AZ 85260

Attn: Matthew Wolfson, Chief Executive Officer Fax:

Email: ceo@electromedtech.com

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If to the Holder:

REDSTART HOLDINGS CORP. 1188 Willis Avenue

Albertson, New York 11507

Attention: Gregg B. Solomon, President e-mail:

redstartholdingscorp@gmail.com

With a copy by fax only to (which copy shall not constitute notice):

Naidich Wurman LLP

111 Great Neck Road, Suite 216

Great Neck, NY 11021 Attn: Allison Naidich facsimile:

516-466-3555

e-mail: allison@nwlaw.com

4.3            Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4            Most Favored Nation. During the period where any monies are owed to the Holder pursuant to this Note, if the Borrower engages in any future financing transactions with a third party investor, the Borrower will provide the Holder with written notice (the “MFN Notice”) thereof promptly but in no event less than 10 days prior to closing any financing transactions. Included with the MFN Notice shall be a copy of all documentation relating to such financing transaction and shall include, upon written request of the Holder, any additional information related to such subsequent investment as may be reasonably requested by the Holder. In the event the Holder determines that the terms of the subsequent investment are preferable to the terms of the securities of the Borrower issued to the Holder pursuant to the terms of the Purchase Agreement, the Holder will notify the Borrower in writing. Promptly after receipt of such written notice from the Holder, the Borrower agrees to amend and restate the Securities (which may include the conversion terms of this Note), to be identical to the instruments evidencing the subsequent investment. Notwithstanding the foregoing, this Section 4.4 shall not apply in respect of (i) an Exempt Issuance, or (ii) an underwritten public offering of Common Stock. “Exempt Issuance” means the issuance of: (a) shares of Common Stock or options to employees, officers, consultants, advisors or directors of the Borrower pursuant to any stock or option plan duly adopted for such purpose by a majority of the members of the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of this Note and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Borrower, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Borrower and in which the Borrower receives benefits in addition to the investment of funds, but shall not include a transaction in which the Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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4.5           Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; and may be assigned by the Holder without the consent of the Borrower.

4.6           Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.7           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the state and county of Nassau. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.8           Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.9           Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this on October 22, 2020

ELECTROMEDICAL TECHNOLOGIES, INC.

By:
Matthew Wolfson
Chief Executive Officer

EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of ELECTROMEDICAL TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of October 22, 2020 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

☐

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

REDSTART HOLDINGS CORP.

1188 Willis Avenue

Albertson, New York 11507

Attention: Gregg B. Solomon, President
e-mail: redstartholdingscorp@gmail.com

Date of conversion:
Applicable Conversion Price:	$
Number of shares of common stock to be issued pursuant to conversion of the Notes:		Amount of Principal
Balance due remaining under the Note after this conversion:

REDSTART HOLDINGS CORP.

By:
Name: Gregg B. Solomon, President Date:

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 22, 2020, by and between ELECTROMEDICAL TECHNOLOGIES, INC., a Delaware corporation, with its address at 16561 N. 92nd Street, Suite 101, Scottsdale, AZ 85260 (the “Company”), and REDSTART HOLDINGS CORP., a New York corporation, with its address at 1188 Willis Avenue, Albertson, New York 11507 (the “Buyer”).

WHEREAS:

A.           The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B.            Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a convertible note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of $128,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares of common stock, $0.00001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

NOW THEREFORE, the Company and the Buyer severally (and not jointly) hereby agree as follows:

1.	Purchase and Sale of Note.

a.            Purchase of Note. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company such principal amount of Note as is set forth immediately below the Buyer’s name on the signature pages hereto.

b.            Form of Payment. On the Closing Date (as defined below), (i) the Buyer shall pay the purchase price for the Note to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note in the principal amount equal to the Purchase Price as is set forth immediately below the Buyer’s name on the signature pages hereto, and (ii) the Company shall deliver such duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

c.            Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on or about October 23, 2020, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2.	Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that:

a.            Investment Purpose. As of the date hereof, the Buyer is purchasing the Note and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (such shares of Common Stock being collectively referred to herein athe Company that:s the “Conversion Shares” and, collectively with the Note, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

b.            Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c.            Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d.            Information. The Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer.

e.            Legends. The Buyer understands that the Note and, until such time as the Conversion Shares have been registered under the 1933 Act; or may be sold pursuant to an applicable exemption from registration, the Conversion Shares may bear a restrictive legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an exemption from registration without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

f.            Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

3.	Representations and Warranties of the Company. The Company represents and warrants to the Buyer that:

a.            Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b.            Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Note by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c.            Capitalization. As of the date hereof, the authorized common stock of the Company consists of 50,000,000 authorized shares of Common Stock, $0.00001 par value per share, of which 29,321,878 shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. .

d.            Issuance of Shares. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Note in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e.            No Conflicts. The execution, delivery and performance of this Agreement, the Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii)  result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

f.             SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). Upon written request the Company will deliver to the Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates or if amended, as of the dates of the amendments, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates or if amended, as of the dates of the amendments, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is subject to the reporting requirements of the 1934 Act.

g.            Absence of Certain Changes. Since June 30, 2020, except as set forth in the SEC Documents, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of the Company or any of its Subsidiaries.

h.            Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

i.             No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

j.             No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

k.            No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

l.             Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of default under Section 3.4 of the Note.

4.	COVENANTS.

a.            Best Efforts. The Company shall use its best efforts to satisfy timely each of the conditions described in Section 7 of this Agreement.

b.            Form D; Blue Sky Laws. The Company agrees to timely make any filings required by federal and state laws as a result of the closing of the transactions contemplated by this Agreement.

c.            Use of Proceeds. The Company shall use the proceeds for general working capital purposes.

d.            Expenses. At the Closing, the Company’s obligation with respect to the transactions contemplated by this Agreement is to reimburse Buyer’ expenses shall be $3,000.00 for Buyer’s legal fees and due diligence fee.

e.            Corporate Existence. So long as the Buyer beneficially owns any Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except with the prior written consent of the Buyer.

f.             Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an event of default under Section 3.4 of the Note.

g.            Failure to Comply with the 1934 Act. So long as the Buyer beneficially owns the Note, the Company shall comply with the reporting requirements of the 1934 Act; and the Company shall continue to be subject to the reporting requirements of the 1934 Act.

h.            The Buyer is Not a “Dealer”. The Buyer and the Company hereby acknowledge and agree that the Buyer has not: (i) acted as an underwriter; (ii) acted as a market maker or specialist; (iii) acted as “de facto” market maker; or (iv) conducted any other professional market activities such as providing investment advice, extending credit and lending securities in connection; and thus that the Buyer is not a “Dealer” as such term is defined in the 1934 Act.

5.             Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Note in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount as such term is defined in the Note) signed by the successor transfer agent to Company and the Company. Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to an exemption from registration, all such certificates shall bear the restrictive legend specified in Section 2(e) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Conversion Shares to be issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and/or this Agreement. If the Buyer provides the Company and the Company’s transfer, at the cost of the Buyer, with an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.             Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Note to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a.            the Company.   The Buyer shall have executed this Agreement and delivered the same to

b.            Section 1(b) above.   The Buyer shall have delivered the Purchase Price in accordance with

c.            The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

d.            No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.             Conditions to The Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

a.            The Company shall have executed this Agreement and delivered the same to the Buyer.

b.            The Company shall have delivered to the Buyer the duly executed Note (in such denominations as the Buyer shall request) in accordance with Section 1(b) above.

c.            The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

d.            The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the Board of Directors’ resolutions relating to the transactions contemplated hereby.

e.            No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f.             No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to be timely in its 1934 Act reporting obligations.

g.            The Conversion Shares shall have been authorized for quotation on an exchange or electronic quotation system and trading in the Common Stock on such exchange or electronic quotation system shall not have been suspended by the SEC or an exchange or electronic quotation system.

h.            The Buyer shall have received an officer’s certificate described in Section 3(d) above, dated as of the Closing Date.

8.            Governing Law; Miscellaneous.

a.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of Nassau. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Buyer waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Note or any related document or agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b.            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

c.            Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d.           Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e.            Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Buyer.

f.            Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth in the heading of this Agreement with a copy by fax only to (which copy shall not constitute notice) to Naidich Wurman LLP, 111 Great Neck Road, Suite 214, Great Neck, NY 11021, Attn: Allison Naidich, facsimile: 516-466-3555, e-mail: allison@nwlaw.com. Each party shall provide notice to the other party of any change in address.

g.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

h.            Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

i.            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.             No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

k.            Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

ELECTROMEDICAL TECHNOLOGIES, INC.

By:	/s/ Matthew Wolfson
Matthew Wolfson
Chief Executive Officer

REDSTART HOLDINGS CORP.

By:	/s/ Gregg B. Solomon
Gregg B. Solomon
President

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Principal Amount of Note:	$128,000.00
Aggregate Purchase Price:	$128,000.00

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS

OF

ELECTROMEDICAL TECHNOLOGIES, INC.

I, the undersigned, a member of the Board of Directors of ELECTROMEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby certify that the following resolution, upon motions made, seconded and carried, was duly adopted pursuant to the laws of the State of Delaware and the articles and By-Laws of the Corporation and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Securities Purchase Agreement dated October 22, 2020 (the “Agreement”), in connection with the issuance of a convertible note of the Corporation in favor of Redstart Holdings Corp., in the aggregate principal amount of $128,000.00 (the “Note”), convertible into shares of common stock, $0.00001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note, along with an irrevocable letter agreement with Pacific Stock Transfer Co., the Corporation’s transfer agent, with respect to the reserve of shares of common stock of the Corporation to be issued upon any conversion of the Note; the issuance of such shares of common stock in connection with a conversion of the Note; and the indemnification of Pacific Stock Transfer Co. for all loss, liability, or expense in carrying out the authority and direction contained in the irrevocable letter agreement (the “Letter Agreement”);

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation is hereby authorized to enter into the Agreement, the Note and the Letter Agreement which provides in pertinent part: (i) reserve shares of common stock of the Corporation to be issued upon any conversion of the Note; (ii) issue such shares of common stock in connection with a conversion of the Note (issuance upon receipt of a notice of conversion of the holder of the Note) without any further action or confirmation by the Corporation; and the Corporation indemnifies Pacific Stock Transfer Co. for all loss, liability, or expense in carrying out the authority and direction contained in the Letter Agreement:

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions:

The undersigned, does hereby certify that I am a member of the Board of Directors of the Corporation; that the foregoing is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its bylaws and the laws of the State of Delaware, as transcribed by me from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

1

IN WITNESS WHEREOF, I have hereunto set my hands as Chief Executive Officer and Member of the Board of Directors of the Corporation.

Dated: October 22, 2020

/s/ Matthew Wolfson,
Matthew Wolfson,
Chief Executive Officer/ Member of the Board

2

OFFICER'S CERTIFICATE

The undersigned, Matthew Wolfson, Chief Executive Officer of ELECTROMEDICAL TECHNOLOGIES, INC., a Delaware Corporation (the "Company"), in connection with the authorization and issuance of a Convertible Promissory Note in the aggregate principal amount of $128,000.00 in accordance with the Securities Purchase Agreement dated October 22, 2020 by and among the Company and REDSTART HOLDINGS CORP. (the "Purchase Agreement"), hereby certifies that:

1.            I am the duly appointed Chief Executive Officer of the Company.

2.            The representations and warranties made by the Company in Section 3 of the Purchase Agreement are true and correct in all material respects as of the date of this Officer's Certificate. The capitalization of the Company described in Section 3(c) of the Purchase Agreement has not changed as of the date hereof.

3.            As of the date hereof, the Company has satisfied and duly performed all of the conditions and obligations specified in Section 7 of the Purchase Agreement to be satisfied on or prior to the Closing Date (as defined in the Purchase Agreement) or such conditions and obligations have been waived expressly in writing signed by the purchaser.

4.            The Company has complied with or, if compliance prior to Closing (as defined in the Purchase Agreement) is not required, promptly following the Closing the Company will comply with, the filing requirements in respect of this transaction under (a) Regulation D under the Securities Act of 1933, as amended (the "1933 Act") (and applicable Blue Sky regulations) and (b) the Securities Exchange Act of 1934, as amended.

5.            There has been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since June 30, 2020, the date of the Company's most recent reviewed financial statements delivered to the Buyers (as defined in the Purchase Agreement), other than losses and matters which would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Purchase Agreement).

6.            The Company is qualified as a foreign corporation in all jurisdictions in which the Company owns or leases properties, or conducts any business except where failure of the Company to be so qualified would not have a Material Adverse Effect (as defined in the Purchase Agreement).

IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of October 22, 2020.

/s/ Matthew Wolfson
Matthew Wolfson
Chief Executive Officer
Funding date___________________________
Time:________________________________

DISBURSEMENT AUTHORIZATION

TO:	REDSTART HOLDINGS CORP.
FROM:	ELECTROMEDICAL TECHNOLOGIES, INC.
Tranche #3 RED-_______ (EMED fka ELCQ) 16561 N. 92nd Street, Suite 101 Scottsdale, AZ 85260
DATE:	October 22, 2020
RE:	Disbursement of Funds

In connection with the funding of an aggregate of $128,000.00 pursuant to that certain Securities Purchase Agreement dated as of October 22, 2020 (the "Agreement"), you are hereby directed to disburse such funds as follows:

1.            $125,000.00 to ELECTROMEDICAL TECHNOLOGIES, INC. in accordance with the wire transfer instructions attached as Schedule A hereto; and

2.            $2,500.00 to Naidich Wurman LLP for legal fee reimbursement; and

3.            $500.00 to be retained by REDSTART HOLDINGS CORP. for a due diligence fee.

Upon receipt of such funds, you may release from escrow the Note, the Purchase Agreement and the instructions to Transfer Agent (each as defined in the Agreement).

/s/ Matthew Wolfson
Matthew Wolfson
Chief Executive Officer

Schedule A

Account Name:	Electromedical Technologies

Account Address:	16561 N 92nd St suite 101, Scottsdale, AZ,85260

ABA Routing Number:	122101706

Account Number:	457023402995

Bank Name:	Bank of America

Bank Address:	6501 N Scottsdale Rd, Scottsdale, AZ 85250

I hereby direct that the proceeds of the funding referenced in the above Disbursement Authorization be sent via wire transfer to the above account.

/s/ Matthew Wolfson
Matthew Wolfson
Chief Executive Officer

ELECTROMEDICAL TECHNOLOGIES, INC.

October 22, 2020

Pacific Stock Transfer

4045 South Spencer St., Suite 403

Las Vegas, NV 89119

Pacific Stock Transfer:

ELECTROMEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company") and REDSTART HOLDINGS CORP., a New York corporation (the "Investor") have entered into a Securities Purchase Agreement dated as of October 22, 2020 (the "Agreement") providing for the issuance of a certain 10% Convertible Promissory Note in the principal amount of $128,000.00 (the "Note") by the Company to the Investor.

Documentation

The Company has executed and delivered to PSTC a Board of Director’s Resolution, Minutes of the Meeting or Secretary’s Certificate and a copy of the executed Note between the Company and Investor. PSTC may rely on the authenticity of these documents in connection with the instructions contained in this letter (the “ITAI”).

Share Reservation

PSTC is irrevocably authorized and instructed to reserve 2,171,014 shares of common stock ("Common Stock") of the Company for issuance upon conversion of the Note. The amount of Common Stock so reserved cannot be altered, amended, or decreased without the written consent of the Investor. The Company expressly authorizes the Investor to increase the reservation of shares at any time without the Company’s consent so long as there are sufficient authorized and unissued shares of the Company not otherwise reserved available to do so.

Issuance of Stock

The Company hereby requests PSTC act promptly, without unreasonable delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor. PSTC must issue the shares of Common Stock to the

Investor, pursuant to this ITAI, despite any threatened or ongoing dispute between the Company and Investor, unless there is a valid court order prohibiting such issuance.

The Company hereby authorizes the issuance of such number of shares as will be necessary to fully convert the note under its terms and any such shares shall be considered fully paid and non-assessable at the time of their issuance. The shares to be issued are to be registered in the name of the holder of the securities submitted for conversion or exercise. PSTC is not responsible for determining the accuracy of any conversion notice and may rely on any instructions presented by or on behalf of the Investor.

Share Restrictions

So long as PSTC has previously received confirmation from the Company or Investor’s counsel that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Section 4(a)(1) without any restriction, and the Company or its counsel or Investor's counsel provides an opinion of counsel to that effect acceptable to you, other documentation that may reasonably be requested, and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company, such shares should be transferred without any legend which would restrict the transfer of the shares, and PSTC should remove all stop-transfer instructions relating to such shares (such shares shall be issued from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a notice of conversion under the Note and/or notice of exercise under the Warrant (each a “Conversion Notice”) PSTC and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury that are not otherwise reserved). Until such time as PSTC is advised by Investor or Company counsel as above that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 or Section 4(a)(1) without any restriction, PSTC is hereby instructed to place the following legend on the certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR SECTION 4(A)(1) UNDER SAID ACT.

Indemnification

The Company hereby indemnifies PSTC and its officers, directors, principals, partners, agents and representatives, and holds each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against PSTC arising out of or in connection with the instructions set forth herein, the performance of duties hereunder and otherwise in respect hereof, including the costs and expenses of defense against any claim or liability hereunder, including claims that may be asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that PSTC has acted with gross negligence or in bad faith. PSTC shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and PSTC shall be entitled to rely in this regard on the advice of counsel.

The Investor and Company expressly understand and agree that nothing in this ITAI shall require or be construed in any way to require PSTC, in its sole discretion as the Transfer Agent, to do, take or not do or take any action that would be contrary to any Federal or State law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 and the Securities and Exchange Act of 1934 as amended and the rules and regulations promulgated there under by the Securities and Exchange Commission.

Board Authorization

The Board of Directors of the Company has approved the irrevocable instructions and does hereby extend the Company's ITAI to indemnify PSTC for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

PSTC Compensation

The Company and Investor understand and agree to compensate PSTC for all services in relation to this ITAI per the PSTC fee schedule then in force. The Company and Investor understand and agree that the PSTC fee schedule is subject to change and the Investor and the Company agree to pay the full amount of any such ITAI and conversion according to the PSTC fee schedule then in force. All PSTC processing fees for Investor conversions will be expected and payable by Investor upon receipt of the request from the presenter of such request. PSTC shall not be obligated to process any request until and unless its fees are paid.

PSTC Resignation & Termination

The Company agrees that PSTC may resign at any time as the Company's transfer agent. The Company may terminate PSTC as transfer agent per the requirements of the agreement governing the relationship between PSTC and the Company. In the event PSTC resigns or is terminated by the Company, PSTC reserves the right to complete any pending transactions which are in good order or reject any pending transactions which are not in good order, the determination of good order being in the sole discretion of PSTC. Upon termination or resignation, it shall be the Company’s obligation to engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of this ITAI within five (5) business days, and PSTC reserves the right to notify the successor agent of the details of this ITAI.

Note Satisfaction and Reserve Termination

The Company and the Investor agree that PSTC will be notified in writing by the Investor when the note has been fully converted. Upon such notification of termination of this ITAI, any and all remaining shares in the reservation related to this ITAI will immediately be released and returned to the Company’s authorized shares. The Company understands that it and not PSTC has the sole responsibility to identify and establish when any share reserve has been exhausted and fulfilled. PSTC will not cancel or abolish an existing share reservation amount without the express written consent of both the Company and the Investor or proof satisfactory to PSTC in its sole discretion that the security has been fully converted.

Amendments

The Investor is intended to be and is a third-party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the written consent of the Investor.

Very truly yours,

ELECTROMEDICAL TECHNOLOGIES, INC.

/s/ Matthew Wolfson
Matthew Wolfson
Chief Executive Officer

Acknowledged and Agreed:

Pacific Stock Transfer

By:
Name:
Title:

REDSTART HOLDINGS CORP.

By:	/s/ Gregg B. Solomon
Gregg B. Solomon
President